Exhibit 5.2

April 2, 2019

Star Bulk Carriers Corp.
40 Agiou Konstantinou Str.
Marousi, 15124
Athens, Greece

Registration Statement on Form F-3

Ladies and Gentlemen:

In connection with the Registration Statement on Form F-3  (the “Registration Statement”) of Star Bulk Carriers Corp. (the “Company”) and certain direct and indirect subsidiaries of the Company named therein as guarantors (collectively, the “Subsidiary Guarantors”) filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of:

The following securities of the Company (together, the “Company Securities”):

A.          senior debt securities (the “Company Senior Debt Securities”) and subordinated debt securities (the “Company Subordinated Debt Securities” and, together with the Company Senior Debt Securities, the “Company Debt Securities”);

B.          shares of preferred stock (including shares issued upon conversion of the Company Debt Securities) of the Company, par value $0.01 per share (the “Company Preferred Stock”);

C.          shares of common stock (including shares issued upon conversion of the Company Debt Securities or Company Preferred Stock) of the Company, par value $0.01 per share (the “Company Common Stock”);

D.          warrants to purchase Company Debt Securities, Company Preferred Stock, Company Common Stock, securities of third parties or other rights, or any combination of them (the “Company Warrants”);

E.          rights to purchase Company Preferred Stock or Company Common Stock (the “Company Rights”);

F.          units consisting of one or more of Company Debt Securities, Company Preferred Stock, Company Common Stock or Company Warrants (the “Company Units”); and

G.          guarantees of Company Debt Securities by the Subsidiary Guarantors (the “Guarantees” and, together with the Company Securities, the “Securities”).

The Securities are being registered for offering and sale from time to time as provided by Rule 415 under the Act.

The Company Senior Debt Securities and the related Guarantees, if any, are to be issued under the indenture, dated as of November 6, 2014, as supplemented from time to time, by and among the Company and U.S. Bank National Association, as trustee (the “Company Senior Debt Indenture”). The Company Subordinated Debt Securities and the related Guarantees, if any, are to be issued under an indenture to be entered into by and among the Company, the guarantors party to it and the bank or trust company identified in such indenture as the trustee with respect to the Company Subordinated Debt Securities (the “Company Subordinated Debt Indenture” and, together with the Company Senior Debt Indenture, the “Indentures”).

The Company Warrants are to be issued under warrant agreements, each between the Company and a warrant agent to be identified in the applicable agreement (each, a “Warrant Agreement”). The Company Rights will be issued under rights agreements, each between the Company and a rights agent to be identified in the applicable agreement (each, a “Rights Agreement”). The Company Units are to be issued under unit agreements, each between the Company and a unit agent to be identified in the applicable agreement (each, a “Unit Agreement”).

In connection with the furnishing of this opinion, we have examined original, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.          the Registration Statement;

2.          the Company Senior Debt Indenture, furnished as Exhibit 4.1 to the Company’s Report on Form 6-K dated November 7, 2014; and

3.          the form of Company Subordinated Debt Indenture, filed as Exhibit 4.6 to the Registration Statement.

In addition, we have examined (i) such corporate records of the Subsidiary Guarantor organized in the State of Delaware that we have considered appropriate, including a copy of the certificate of formation, as amended, and limited liability company agreement, as amended, of such Subsidiary Guarantor certified by such Subsidiary Guarantor as in effect on the date of this letter, and copies of resolutions of the managing member of the Subsidiary Guarantor relating to the issuance of the Securities, and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company and the Subsidiary Guarantors made in the documents reviewed by us and upon certificates of public officials and the officers of the Company and the Subsidiary Guarantors.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We have also assumed, without independent investigation, that (i) the Company Senior Debt Indenture has been duly authorized, executed and delivered by the parties to it, (ii) the Company Subordinated Debt Indenture will be duly authorized, executed and delivered by the parties to it in substantially the form filed as an exhibit to the Registration Statement and will be duly qualified under the Trust Indenture Act of 1939, as amended, (iii) each of the Warrant Agreements, the Rights Agreements, the Unit Agreements and any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of the Securities will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents, together with the Indentures, are referred to collectively as the “Operative Agreements”), (iv) each Operative Agreement (other than the Company Senior Debt Indenture) when so authorized, executed and delivered, will be a valid and legally binding obligation of the parties thereto (other than the Company and the Subsidiary Guarantors), (v) the Company Senior Debt Indenture will be a valid and legally binding obligation of the parties thereto (other than the Company and the Subsidiary Guarantors) (vi) the Company Warrants, the Company Rights, the Company Units and any related Operative Agreements (other than the Company Senior Indenture) will be governed by the laws of the State of New York, (vii) in the case of Company Warrants consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times be a valid and legally binding obligation of the issuers thereof enforceable against the issuers thereof in accordance with their terms, (viii) the Company and each Subsidiary Guarantor that is not incorporated or organized in Delaware or New York (collectively, the “Non-Delaware/NY Entities”) is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (ix) each non-Delaware/NY Entity has all corporate power and authority to execute and deliver, and perform its obligations under, the Operative Agreements and the Securities, (x) the execution, delivery and performance of the Operative Agreements and the Securities by each non-Delaware/NY Entity does not violate any organizational documents of such non-Delaware/NY Entity or the laws of its jurisdiction of incorporation and (xi) the execution, delivery and performance of the Operative Agreements and the Securities and issuance of the Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company or any of the Subsidiary Guarantors is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of the Subsidiary Guarantors.

With respect to the Securities of a particular series or issuance, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of the Securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company and the Subsidiary Guarantors, the laws of the State of New York and their jurisdictions of incorporation or organization, as the case may be, and any applicable Operative Agreement, (ii) the Securities will be duly authorized, executed, issued and delivered by the Company or the Subsidiary Guarantors, as applicable, and, in the case of Company Debt Securities, Company Warrants, Company Rights and Company Units, duly authenticated or delivered by the applicable trustee or agent, in each case, against payment by the purchaser at the agreed-upon consideration, and (iii) the Securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.          When the specific terms of a particular issuance of Company Debt Securities (including any Company Debt Securities duly issued upon exercise, exchange or conversion of any Security in accordance with its terms) have been duly authorized by the Company and such Company Debt Securities have been duly executed, authenticated, issued and delivered, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Company Debt Securities will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2.          When the specific terms of a particular issuance of Company Warrants have been duly authorized by the Company and such Company Warrants have been duly executed, authenticated, issued and delivered, such Company Warrants will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3.          When any Company Rights have been duly authorized, executed and delivered by Company, such Company Rights will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.          When the Company Units have been duly authorized, issued and delivered by the Company, the Company Units will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5.          When the specific terms of a particular issuance of Company Debt Securities and any related Guarantees have been duly authorized by the Company and the relevant Subsidiary Guarantors and such Securities have been duly executed, authenticated, issued and delivered, such Guarantees will be valid and legally binding obligations of each relevant Subsidiary Guarantor enforceable against each such Subsidiary Guarantor in accordance with its terms.

The opinions expressed above as to enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) requirements that a claim with respect to any Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The opinions expressed above are limited to the laws of the State of New York and to the Delaware General Corporation Law. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP